UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2007 (March 2, 2007)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities

On March 2, 2006, Hospitality Properties Trust, or the Company, agreed to sell $500 million aggregate principal amount of 3.80% Convertible Senior Notes due 2027, or the Notes.  These Notes were issued on March 7, 2007.  The Company’s net proceeds from the sale, after deducting the initial purchasers’ discounts and the estimated offering expenses payable by the Company, were approximately $490 million.  The Company used these net proceeds to repay a portion of the debt incurred to fund its recently completed acquisition of TravelCenters of America, Inc. The Company also granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $75 million aggregate principal amount of the Notes to cover overallotments, if any.

The Notes are the Company’s senior unsecured obligations and rank equally with all of the Company’s other senior unsecured indebtedness.  The Notes are not obligations of the Company’s subsidiaries.  The Notes are convertible, in certain circumstances, into the Company’s common shares of beneficial interest, $.01 par value per share, or Common Shares.

The Company will pay 3.80% interest per annum on the principal amount of the Notes, payable semiannually in arrears on March 15 and September 15 of each year, starting on September 15, 2007, to holders of record at the close of business on the preceding February 28 and August 31, respectively. The Notes will mature on March 15, 2027, unless earlier redeemed, repurchased or converted.

The Notes are governed by an indenture, dated as of February 25, 1998, between the Company and U.S. Bank National Association, or the Trustee, as supplemented by a Supplemental Indenture No. 10, dated as of March 7, 2007, between the Company and the Trustee. We refer to this indenture, as so supplemented, as the Indenture.

Prior to March 20, 2012, the Company will not be permitted to redeem the Notes at its option, except to preserve the Company’s status as a real estate investment trust, or REIT, for United States federal income tax purposes.  At any time on or after March 20, 2012, the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount plus accrued but unpaid interest (including any additional interest), if any, accrued to, but excluding, the redemption date.

Prior to March 20, 2012, if the Company undergoes certain change in control transactions, holders of the Notes, or Holders, may require the Company to repurchase their Notes in whole or in part for cash equal to 100% of the principal amount of the Notes to be repurchased plus any unpaid interest (including any additional interest, if any) accrued to, but excluding, the repurchase date.

On each of March 20, 2012, March 15, 2017 and March 15, 2022, Holders may require the Company to repurchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to (including any additional interest, if any), but excluding, the repurchase date.

Holders may convert their Notes into Common Shares at the applicable conversion rate prior to the close of business on the second business day immediately prior to maturity at any time on or after March 15, 2026, subject to prior maturity, redemption or repurchase. In addition, Holders may convert their Notes into Common Shares based on the applicable conversion rate under any of the following circumstances:

•                  during any calendar quarter after June 30, 2007 (and only during such calendar quarter), if and only if, the closing sale price of the Company’s common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per common share in effect on the applicable trading day;

•                  during the five consecutive trading day period following any five consecutive trading day period in which the trading price of the notes was less than 98% of the product of the closing sales price of the Common Shares multiplied by the applicable conversion rate;

•                  if the Notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•                  upon the occurrence of specified transactions, including a change in control (as defined in the Notes); or

•                  if the Common Shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

The initial conversion rate, which is subject to adjustment, is 19.8018 Common Shares per $1,000 principal amount of Notes. This represents an initial conversion price of $50.50 per share.  Holders converting Notes in connection with certain change in control transactions occurring prior to March 12, 2012, may be entitled to receive additional Common Shares.  The conversion rate may also be adjusted under certain other circumstances, including the payment of cash distributions on the Company’s Common Shares in excess of the Company’s current regularly quarterly cash distribution of $0.74 per share, but the conversion rate will not be adjusted for accrued but unpaid interest on the Notes.

Upon conversion of the Notes, the Company will deliver cash for the return of principal, cash for fractional shares and deliver Common Shares or cash, or a combination thereof, at the Company’s election, for any other amounts to be paid, in accordance with the terms of the Indenture and the Notes.

The Indenture provides for customary ‘‘events of default’’ which could cause, or permit, the acceleration of the Notes.  Those are similar to the events of default with respect to the Company’s publicly offered senior notes, and also include the Company’s default in the delivery when due of the conversion value of the Notes on the terms set forth in the Indenture and the Notes upon exercise of a Holder’s conversion rights (subject to a cure period) and the Company’s failure to provide notice of the occurrence of a change in control when required under the Indenture.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of March 7, 2007, with the initial purchasers of the Notes, or the Registration Rights Agreement. Under the Registration Rights Agreement, the Company agreed to (1) file, within 90 days of the date on which the Company issued the Notes, a shelf registration statement relating to the resale of the Notes and the underlying Common Shares; and (2) use the Company’s reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the date on which the Company issued the Notes. The Company is obligated to pay additional interest on the Notes if it does not satisfy certain of its obligations under the Registration Rights Agreement within the time periods specified therein.

Copies of the Indenture and the Registration Rights Agreement are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. This Current Report on Form 8-K contains only a summary of certain provisions of the Indenture and the Registration Rights Agreement. The summaries do not purport to be complete and are qualified in their entirety by reference to those documents. The Registration Rights Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Registration Rights Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

The Notes and the Common Shares that may be issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from registration requirements of the Securities Act of 1933, as amended, and applicable state laws. The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the resale to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2007, the Company amended its declaration of trust to increase the number of its authorized shares of beneficial interest from 200,000,000 to 250,000,000. The Company’s authorized shares are currently classified as follows: (i) 150,000,000 common shares, $0.01 par value per share; and (ii) 100,000,000 preferred shares without specified par value except to the extent designated as provided the declaration of trust.

In addition, on March 5, 2007, the Company increased the number of its authorized preferred shares which are designated as Junior Participating Preferred Shares, $0.01 par value per share, from 1,000,000 to 1,500,000.

Item 8.01.  Other Events.

ERISA PLANS, KEOGH PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

The following summary updates and restates the description of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations in the section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 captioned “ERISA Plans, Keogh Plans and Individual Retirement Accounts”.  Subject to qualifications and assumptions contained in its opinion, Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussion in this section is accurate in all material respects and fairly summarizes the ERISA considerations discussed in this section, and the opinions of counsel referred to in this section represent Sullivan & Worcester LLP’s opinions on those subjects.

General Fiduciary Obligations

Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA must consider whether:

•                  their investment in the Company’s shares satisfies the diversification requirements of ERISA;

•                  the investment is prudent in light of possible limitations on the marketability of the Company’s shares;

•                  they have authority to acquire the Company’s shares under the applicable governing instrument and Title I of ERISA; and

•                  the investment is otherwise consistent with their fiduciary responsibilities.

Trustees and other fiduciaries of an ERISA plan may incur personal liability for any loss suffered by the plan on account of a violation of their fiduciary responsibilities.  In addition, these fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered by the plan on account of a violation. Fiduciaries of any IRA, Roth IRA, Keogh Plan or other qualified retirement plan not subject to Title I of ERISA, referred to as “non-ERISA plans,” should consider that a plan may only make investments that are authorized by the appropriate governing instrument.

Fiduciaries considering an investment in the Company’s securities should consult their own legal advisors if they have any concern as to whether the investment is consistent with the foregoing criteria or is otherwise appropriate.  The sale of the Company’s securities to a plan is in no respect a representation by us or any underwriter of the securities that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

Prohibited Transactions

Fiduciaries of ERISA plans and persons making the investment decision for an IRA or other non-ERISA plan should consider the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code in making their investment decision. Sales and other transactions between an ERISA or non-ERISA plan, and persons related to it, are prohibited transactions.  The particular facts concerning the sponsorship, operations and other investments of an ERISA plan or non-ERISA plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it.  A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of ERISA plans, may also result in the imposition of an excise tax under the Internal Revenue Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the plan.  If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA or Roth IRA is maintained or his beneficiary, the IRA or Roth IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to the individual in a taxable distribution on account of the prohibited transaction, but no excise tax will be imposed.  Fiduciaries considering an investment in the Company’s securities should consult their own legal advisors as to whether the ownership of the Company’s securities involves a prohibited transaction.

“Plan Assets” Considerations

The Department of Labor, which has administrative responsibility over ERISA plans as well as non-ERISA plans, has issued a regulation defining “plan assets.” The regulation generally provides that when an ERISA or non-ERISA plan acquires a security that is an equity interest in an entity and that security is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the ERISA plan’s or non-ERISA plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant.

Debt instruments that the Company issues with any “substantial equity feature” will be treated as an equity interest. However, an example in the applicable regulations concludes that a convertible debt instrument issued by a corporation, apparently on conventional terms, would not be treated as an equity interest because the conversion feature was deemed “incidental” to the issuer’s obligation to pay principal and interest. Based on the foregoing, the Company’s counsel, Sullivan & Worcester LLP, has opined that, while the matter is not free from doubt, the Company’s 3.80% Convertible Senior Notes due 2027 will not be treated as equity interests under ERISA’s plan assets rules.

Each class of the Company’s shares (that is, the Company’s common shares and any class of preferred shares that the Company has issued or may issue) must be analyzed separately to ascertain whether it is a publicly offered security. The regulation defines a publicly offered security as a security that is “widely held,” “freely transferable” and either part of a class of securities registered under the Exchange Act, or sold under an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.  Each class of the Company’s outstanding shares has been registered under the Exchange Act.

The regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.  The Company’s common shares and its preferred shares have been widely held and the Company expects its common shares and its preferred shares to continue to be widely held.  The Company expects the same to be true of any additional class of preferred stock that it may issue, but it can give no assurance in that regard.

The regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulation further provides that, where a security is part of an offering in which the minimum investment is $10,000 or less, some restrictions on transfer ordinarily will not, alone or in combination, affect a finding that these securities are freely transferable. The restrictions on transfer enumerated in the regulation as not affecting that finding include:

•                  any restriction on or prohibition against any transfer or assignment which would result in a termination or reclassification for federal or state tax purposes, or would otherwise violate any state or federal law or court order;

•                  any requirement that advance notice of a transfer or assignment be given to the issuer and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer which are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence;

•                  any administrative procedure which establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and

•                  any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

The Company believes that the restrictions imposed under the Company’s declaration of trust on the transfer of shares do not result in the failure of the Company’s shares to be “freely transferable.”  Furthermore, the Company believes that there exist no other facts or circumstances limiting the transferability of the Company’s shares which are not included among those enumerated as not affecting their free transferability under the regulation, and the Company does not expect or intend to impose in the future, or to permit any person to impose on the Company’s behalf, any limitations or restrictions on transfer which would not be among the enumerated permissible limitations or restrictions.

Assuming that each class of the Company’s shares will be “widely held” and that no other facts and circumstances exist which restrict transferability of these shares, the Company has received an opinion of its counsel, Sullivan & Worcester LLP, that the Company’s shares will not fail to be “freely transferable” for purposes of the regulation due to the restrictions on transfer of the shares under the Company’s declaration of trust and that under the regulation each class of the Company’s currently outstanding shares is publicly offered and the Company’s assets will not be deemed to be “plan assets” of any ERISA plan or non-ERISA plan that invests in the Company’s shares.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
3.1	Articles of Amendment to Declaration of Trust dated March 5, 2007
3.2	Articles Supplementary to Declaration of Trust dated March 5, 2007
4.1

Supplemental Indenture No. 10 related to the 3.80% Convertible Senior Notes due 2027, dated as of March 7, 2007, between Hospitality Properties Trust and U.S. Bank National Association, as Trustee, including the form of 3.80% Convertible Senior Note due 2027

4.2	Registration Rights Agreement, dated as of March 7, 2007, between Hospitality Properties Trust and the Initial Purchasers named therein
8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1)

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE AND SALE OF THE NOTES.  ALTHOUGH THE INITIAL PURCHASERS HAVE AN OVER-ALLOTMENT OPTION, THEY ARE NOT UNDER ANY OBLIGATION TO EXERCISE THIS OPTION, OR ANY PORTION OF IT, AND MAY NOT DO SO.  FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISION TO THESE FORWARD LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By: /s/	Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated: March 7, 2007

Exhibit Index

3.1	Articles of Amendment to Declaration of Trust dated March 5, 2007
3.2	Articles Supplementary to Declaration of Trust dated March 5, 2007
4.1

Supplemental Indenture No. 10 related to the 3.80% Convertible Senior Notes due 2027, dated as of March 7, 2007, by and between the Hospitality Properties Trust and U.S. Bank National Association, as Trustee, including the form of 3.80% Convertible Senior Note due 2027

4.2	Registration Rights Agreement, dated as of March 7, 2007, by and between Hospitality Properties Trust and the Initial Purchasers named therein
8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1)